UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 18, 2006 (May 16, 2006)

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20488	23-2491707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067
(Address of Principal Executive Offices)
(615) 312-5700
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS

Item 1.01. Entry into a Material Definitive Agreement.
     On February 23, 2006, the Board of Directors (the “Board”) of Psychiatric Solutions, Inc. (the “Company”) adopted, subject to approval of the stockholders of the Company, the Psychiatric Solutions, Inc. Executive Performance Incentive Plan (the “Executive Plan”) and an amendment (the “Incentive Plan Amendment”) to the Psychiatric Solutions, Inc. Equity Incentive Plan (the “Incentive Plan”). On May 16, 2006, the stockholders of the Company approved the Executive Plan and the Incentive Plan Amendment at the Annual Meeting of Stockholders (the “Annual Meeting”). Also on May 16, 2006, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, approved and adopted the Psychiatric Solutions, Inc. Nonqualified Deferred Compensation Plan (the “NDCP”), effective as of June 1, 2006.
Executive Plan
     The Executive Plan provides for the payment of cash incentive bonuses to participants based upon the achievement of performance goals established annually by the Compensation Committee. Executive officers of the Company who are “covered employees” (generally the chief executive officer and the four highest paid executive officers other than the chief executive officer) and whose projected taxable compensation for a year may be greater than $1 million are eligible to be selected by the Compensation Committee to participate in the Executive Plan. Payments to executives pursuant to the Executive Plan will be designed to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). If the Company pays compensation that is “performance-based compensation” under Section 162(m), it can receive a federal income tax deduction for the compensation even if such compensation exceeds $1 million in a single year. In order for compensation to qualify as “performance-based compensation,” it must meet certain conditions and be paid upon the achievement of objective performance goals selected by the Compensation Committee based on one or more of the business criteria set forth in the Executive Plan.
     The Compensation Committee will administer the Executive Plan and has discretion to reduce or eliminate, but not increase, an amount that is payable to a participant under the Executive Plan. Any incentive bonuses will be paid in cash as soon as practicable following the end of the fiscal year, or earlier upon a change in control. Upon death or disability, the Compensation Committee may pay the cash bonus whether or not the performance goals have been achieved.
     Pursuant to the approval of the Company’s stockholders, the Executive Plan was deemed to have become effective as of January 1, 2006 and will continue until terminated by the Board. The description of the Executive Plan is qualified in its entirety by reference to the summary of the principal terms and conditions of the Executive Plan included in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 21, 2006 (the “Proxy Statement”) and the copy of the Executive Plan attached thereto.

Incentive Plan Amendment
     The Incentive Plan Amendment increased the overall number of shares of common stock of the Company authorized under the Incentive Plan from 9,866,666 to 11,116,666 shares. The description of the Incentive Plan Amendment is qualified in its entirety by reference to the summary of the principal terms and conditions of the Incentive Plan Amendment included in the Proxy Statement and the copy of the Incentive Plan Amendment attached thereto.
NDCP
     The NDCP is an unfunded plan pursuant to which eligible participants may elect to have a portion of their compensation deferred until a later date. Participants may elect to contribute to the NDCP any deferred salary in excess of such participant’s deferral limits under the Psychiatric Solutions, Inc. Retirement Savings Plan (the “Savings Plan”) for the applicable year, plus any earnings thereon; provided, however, that such amount may not exceed the salary deferral limits provided in Section 402(g) of the Code in effect for the applicable calendar year. Each participant making a deferral election under the NDCP for the excess contributions to the Savings Plan shall also be credited with those matching contributions by the Company (“Company Contributions”) that would have been made, if permitted by the Code, under the Savings Plan for the applicable year in excess of those matching contributions actually made to the Savings Plan for such year. In addition, each participant may elect to defer up to 10% of his or her base salary and bonus into the NDCP. Eligibility for participation in the NDCP is limited to employees of the Company and its affiliates who are (i) members of a select group of management or highly compensated employees of the Company and (ii) have been designated by the Compensation Committee to participate in the NDCP. A participant’s account is 100% vested and nonforfeitable at all times.
     Participants may direct the investment of their NDCP accounts in investment funds selected and designated by the Compensation Committee from time to time. Subject to the approval of the Company, a participant may elect for distributions to be paid upon retirement after reaching age 65, termination of employment or a date specified in the election. Unless a participant elects otherwise, distributions shall be made or begin as soon as administratively feasible following any termination of employment. However, if the participant is a “Key Employee,” as defined in the Code, such participant cannot receive any distributions from the NDCP on account of termination of employment until at least six months after such participant’s termination from the Company. A participant may elect for distributions to be paid in a lump sum or in annual or monthly installments over a period of no more than ten years. In the absence of such an election, distributions shall be made in a single sum. Upon death or disability of a participant or a change in control of the Company, such participant’s account balance will be paid in a lump sum.
     The Company may establish a trust (the “Trust”) as a reserve for the benefits payable under the NDCP. The Company shall be the grantor of the Trust and the Trust shall be established for the benefit of the participants therein and, in the case of the insolvency or bankruptcy of the Company, for the benefit of the general creditors of the Company. To the extent that the participants’ benefits are not paid from the Trust, such benefits shall be paid from the general assets of the Company. The participants shall have no funded, secured or preferential right to payment hereunder, but rather shall at all times have the status of a general unsecured creditor.

     The NDCP shall be administered by the Compensation Committee. The Compensation Committee shall have full discretionary power and authority to interpret, construe and administer the NDCP. The NDCP shall continue indefinitely until it is terminated by the Board of Directors.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Psychiatric Solutions, Inc. Executive Performance Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed April 21, 2006).

10.2	Third Amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan (incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement filed April 21, 2006).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
Date: May 18, 2006	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
10.1	Psychiatric Solutions, Inc. Executive Performance Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed April 21, 2006).

10.2	Third Amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan (incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement filed April 21, 2006).